Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Inland American Real Estate Trust, Inc.:

We consent to the use of our report dated March 29, 2008, with respect to the consolidated balance sheets of Inland American Real Estate Trust, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule III, incorporated by reference herein.

We consent to the use of our report dated January 14, 2008 related to the balance sheet of The Woodlands Hotel, L.P. as of December 29, 2006 and the related statements of operations, partners’ equity (deficit), and cash flows for the period January 1, 2006 to December 29, 2006, incorporated by reference herein.

We consent to the reference to our firm under the heading “Experts” herein.

/s/ KPMG LLP

Chicago, Illinois

December 17, 2008